Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference of our report dated March 14, 2017 (which includes an explanatory paragraph relating to the ability of the business to continue as a going concern) relating to our audit of the carve-out financial statements of the Therapy Business Unit of Biotest Pharmaceuticals Corporation (which comprise the carve-out balance sheet as of December 31, 2015 and the related carve-out statements of operations, changes in invested equity and cash flows for the year then ended) which appears in this Current Report Amendment No. 1 on form 8-K/A (File No. 001-36728) into the following filings of ADMA Biologics, Inc. with the Securities and Exchange Commission:

(i)	the Registration Statement on Form S-8 (File No. 333-193635);

(ii)	the Registration Statement on Form S-3 (File No. 333-200638);

(iii)	the Registration Statement on Form S-8 (File No. 333-204590); and

(iv)	the Registration Statement on Form S-3 (File No. 333-218802).

/s/ Rödl Langford de Kock LLP

Chicago, IL

July 28, 2017.